EXHIBIT 11.2
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
December 23, 2010
Invesco Van Kampen Senior Loan Fund
11 Greenway Plaza
Suite 2500
Houston, Texas 77046

Re:	Registration Statement on Form N-14 for Invesco Van Kampen Senior Loan Fund (the “Registration Statement”) File No. 811-05845
     We hereby consent to the reference to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Skadden, Arps, Slate,
Meagher & Flom LLP